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                                                                    EXHIBIT 16.1

November 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Triad Hospitals, Inc. and Triad Hospital Holdings, Inc.(copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Triad Hospitals, Inc.'s and Triad Hospital Holdings, Inc.'s Form 8-K report dated November 17, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP